EXHIBIT 99.2

HARBINGER GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Amounts in millions, except share and per share amounts)

Harbinger Group Inc. (“HGI,” or the “Company”) plans to issue $200.0 of 7.75% senior unsecured notes due 2022 (the “September 2014 Notes”). HGI intends to use the proceeds of the offering for working capital and general corporate purposes, including the financing for future acquisitions and increasing the Company’s ability to make certain restricted payments, such as repurchases of the Company's common stock.

Unless indicated otherwise, words defined in this section have the meaning ascribed to them solely for purposes of this section.

HGI issued $225.0 aggregate principal amount of incremental 7.875% Senior Secured Notes due 2019 ("Tack-On Notes") at a premium of 101.5% in July 2013. The Tack-On Notes were incremental to the $700.0 aggregate principal amount 7.875% Senior Secured Notes due 2019 (the "7.875% Notes") issued in December 2012 at an aggregate price equal to 99.36% of the principal amount thereof, with a net original issue discount of $4.5. A portion of the net proceeds of the December 2012 offering were used to accept for purchase $500.0 aggregate principal amount of HGI's 10.625% Senior Secured Notes due 2015 (the "10.625% Notes") pursuant to a tender offer and redemption of the 10.625% Notes.

In January 2014, the Company issued $200.0 aggregate principal amount of 7.750% senior unsecured notes due 2022 at par (the “January 2014 Senior Notes”).

In May 2014, HGI exchanged $320.6 of its outstanding 7.875% Senior Secured Notes due 2019 for $350.0 aggregate principal amount of new 7.75% Senior Notes due 2022 (the “Additional 7.75% Notes”). Following the settlement of the exchange (the "Debt Exchange"), HGI had $604.4 in aggregate principal amount of the 7.875% Notes and Tack-On Notes outstanding and $550.0 in aggregate principal amount of 7.750% Senior Notes due 2022 outstanding.

The September 2014 Notes are incremental to the $550.0 aggregate principal amount of 7.75% senior unsecured notes due 2022 outstanding.

The September 2014 Notes offered hereby will vote together with the January 2014 Senior Notes and the Additional 7.75% Notes as a single class under the indenture governing the January 2014 Senior Notes and will have the same terms as those of the January 2014 Senior Notes except that the new notes will be subject to a separate registration rights agreement and the new notes will be issued initially under a CUSIP number that is different from that of the existing notes.

In May 2014, HGI exercised its option to convert all but one of its issued and outstanding shares of Series A Participating Convertible Preferred Stock ("Series A Preferred Shares") and all of its outstanding Series A-2 Participating Convertible Preferred Stock ("Series A-2 Preferred Shares", together with the Series A Preferred Shares, the "Preferred Stock") into common stock of the Company, par value $0.01 (the "Preferred Share Conversion"). Upon the conversion, holders of the Series A Preferred Shares received approximately 160.95 shares of common stock per Series A Preferred Share converted and holders of Series A-2 Preferred Share received approximately 148.11 shares of common stock per Series A-2 Preferred Share converted. Upon converting the outstanding preferred stock, the Company recognized a loss of $43.9, representing the difference between the fair value of the common stock issued on the conversion date and the aggregate recorded value of the preferred stock and the fair value of the equity conversion option as of the conversion date. The remaining Series A Preferred Share will not be entitled to receive any dividends or distributions, and remains to preserve certain governance rights as set forth in the certificate of designation.

On February 14, 2013, HGI Energy Holdings, LLC ("HGI Energy"), a Delaware limited liability company and a wholly-owned subsidiary of HGI, completed a joint venture with EXCO Resources, Inc. ("EXCO") to create Compass Production Partners, LP, a private oil and natural gas limited partnership ("Compass") which purchased and will operate EXCO's producing U.S. conventional oil and natural gas assets located in West Texas, including and above the Canyon Sand formation, as well as in the Danville, Waskom, Holly and Vernon fields in East Texas and North Louisiana, including and above the Cotton Valley (the "Contributed Properties"). In addition, on March 5, 2013, Compass acquired conventional oil and natural gas assets from an affiliate of BG Group plc ("BG Acquisition"). As a result of the BG Acquisition, Compass acquired certain conventional oil and natural gas assets in the Danville, Waskom and Holly fields in East Texas and North Louisiana, including and above the Cotton Valley formation, from an affiliate of BG Group plc. These properties represent an incremental working interest in certain properties already purchased by Compass from EXCO.

Fidelity & Guaranty Life

In December 2013, Fidelity & Guaranty Life ("FGL"), a wholly-owned subsidiary of the Company, completed an initial public offering of 9,750,000 shares of common stock, and the underwriters exercised their option to purchase from the Company an additional 1,462,500 shares of common stock, at a price of $17.00 per share (the "FGL IPO"). The net proceeds from the transaction were $173.0, a portion of which was used to pay HGI a special dividend equal to $43.0 or 25%. The remaining portion of the net proceeds will be used for working capital to support the growth of business and other general corporate purposes.

In March 2013, Fidelity & Guaranty Life Holdings, Inc. ("F&G"), a wholly-owned subsidiary of FGL, issued $300.0 of 6.375% senior notes due 2021 (the "Insurance Notes").

Spectrum Brands

On September 4, 2013, HGI announced that its majority-owned subsidiary, Spectrum Brands Holdings Inc. (collectively with its consolidated subsidiaries, "Spectrum Brands"), issued new term loans in two tranches in the aggregate principal amount of $1,150.0 (in aggregate, the "Spectrum Brands New Term Loans"). The first tranche ("Tranche A") was issued in the aggregate principal amount of $850.0, and the second tranche ("Tranche C") was issued in the aggregate principal amount of $300.0. Tranche A will bear interest at a rate of 3.0% and mature on September 4, 2017. Tranche C will bear interest at a rate of 3.625% and mature on September 4, 2019. The Spectrum Brands New Term Loans were priced at 99.5% of par. Spectrum Brands' existing term loans outstanding are referred to as the "Tranche B Loans," and are reflected in our historical consolidated financial statements. Spectrum Brands used the net proceeds from this offering (i) to fund the consummation of the previously announced cash tender offer and consent solicitation to purchase all of its outstanding 9.5% senior secured notes ("9.5% Notes") due 2018 and (ii) to fund the satisfaction and discharge with respect to the 9.5% Notes not tendered in the above mentioned tender offer and consent solicitation. Spectrum Brands retained the remainder for working capital and general corporate purposes.

The Company, through its majority-owned subsidiary Spectrum Brands, has also acquired the residential hardware and home improvement business (the "HHI Group") of Stanley Black & Decker, Inc. ("Stanley Black & Decker"), which includes (i) the equity interests of certain subsidiaries of Stanley Black & Decker engaged in the business and (ii) certain assets of Stanley Black & Decker used or held for use in connection with the business (the "HHI Group Acquisition"). The HHI Group has a broad portfolio of recognized brand names, including Kwikset, Weiser, Baldwin, National Hardware, Stanley, FANAL and Pfister, as well as patented technologies such as Smartkey, a rekeyable lockset technology, and Smart Code Home Connect. A portion of the HHI Group Acquisition closed on December 17, 2012 (the "First Closing") and a second portion closed on April 8, 2013, consisting of the purchase of certain assets of Tong Lung Metal Industry Co. Ltd., a Taiwan Corporation ("TLM Taiwan"), which is involved in the production of residential locksets (the "Second Closing").

Spectrum Brands financed a portion of the purchase price of the HHI Group Acquisition with $520.0 aggregate principal amount of 6.375% Senior Notes due 2020 (the "6.375% Notes") and $570.0 aggregate principal amount of 6.625% Senior Notes due 2022 (the "6.625% Notes"). Spectrum Brands financed the remaining portion of the HHI Group Acquisition with a new $800.0 term loan facility, of which $100.0 is stated in Canadian dollar equivalents (the "Term Loan"). A portion of the Term Loan proceeds was also used to refinance the former term loan facility, maturing June 17, 2016, which had an aggregate amount outstanding of $370.2 prior to refinancing.

The unaudited pro forma condensed combined financial statements shown below reflect historical financial information and have been prepared on the basis that the HHI Group Acquisition by Spectrum Brands and the oil and natural gas assets acquired by Compass were accounted for as business combinations using the acquisition method of accounting. Accordingly, the consideration transferred and the assets acquired and liabilities assumed have been measured at their respective fair values with any excess of the consideration transferred over the fair value of the net assets acquired reflected as goodwill. The unaudited pro forma condensed combined financial statements presented assume that the HHI Group is a wholly-owned subsidiary of Spectrum Brands. In addition, Compass is accounted for by HGI using the equity method of accounting, pursuant to a gross proportionate presentation, as HGI has significant influence but does not control Compass for consolidation purposes under accounting principles generally accepted in the United States of America or "U.S. GAAP". Accordingly, HGI has reflected 74.5% of Compass’ assets, liabilities, revenues and expenses in its financial statements, which is equal to its economic interest in Compass.

As of June 30, 2014, (i) the First Closing and Second Closing of the HHI Group Acquisition and related financing, (ii) the refinancing of the 10.625% Notes with the 7.875% Notes, (iii) Compass, (iv) the issuance of the Insurance Notes, (v) the issuance of the Tack-On Notes, (vi) the issuance of the Spectrum Brands New Term Loans and related extinguishment of the 9.5% Notes,  (vii) the FGL IPO, (viii) the issuance of the January 2014 Senior Notes, (ix) the Preferred Share Conversion, and (x) the Debt Exchange are reflected in HGI's historical unaudited condensed consolidated balance sheet. Therefore, the unaudited pro forma condensed combined balance sheet adjusts to reflect the issuance of the September 2014 Notes. See below for further description of the pro forma effect of each of the above-described transactions on the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2013, and the nine months ended June 30, 2014.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2013 is presented to reflect the full-period effect of the (i) HHI Group Acquisition and related financing, (ii) refinancing of the 10.625% Notes with the 7.875% Notes, (iii) Compass, (iv) issuance of the Insurance Notes, (v) issuance of the Tack-On Notes, (vi) issuance of the Spectrum Brands New Term Loans and related extinguishment of the 9.5% Notes, (vii) FGL IPO, (viii) issuance of the January 2014 Senior Notes, (ix) Preferred Share Conversion, (x) Debt Exchange, and (xi) issuance of the September 2014 Notes.

The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2014 is presented to reflect the full period effect of the (i) FGL IPO, (ii) issuance of the January 2014 Senior Notes, (iii) Preferred Share Conversion, (iv) Debt Exchange, and (v) issuance of the September 2014 Notes.

The unaudited pro forma condensed combined financial statements and the notes thereto were based on and should be read in conjunction with:

●
HGI’s historical audited consolidated financial statements and notes thereto for the year ended September 30, 2013, and HGI's historical unaudited condensed consolidated financial statements and notes thereto for the nine months ended June 30, 2014;

●
Spectrum Brands' historical audited consolidated financial statements and notes thereto for the year ended September 30, 2013, and Spectrum Brands' historical unaudited condensed consolidated financial statements and notes thereto for the nine months ended June 29, 2014; and

●
FGL's historical audited condensed consolidated financial statements and notes thereto for the year ended September 30, 2013 and FGL's historical unaudited condensed consolidated financial statements and notes thereto for the nine months ended June 30, 2014.

HGI’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are (i) directly attributable to the HHI Group Acquisition and related financing, Compass, the refinancing of the 10.625% Notes with the 7.875% Notes, the issuance of the Insurance Notes, the issuance of the Tack-On Notes, the issuance of the Spectrum Brands New Term Loans and related extinguishment of the 9.5% Notes, the FGL IPO, the issuance of the January 2014 Senior Notes, the Preferred Share Conversion, the Debt Exchange, and the issuance of the September 2014 Notes, (ii) factually supportable and (iii) expected to have a continuing impact on HGI’s results. The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements, cost savings from operating efficiencies, synergies or other restructuring, or the costs that would be incurred to achieve such revenue enhancements and cost savings, which could result from the above transactions.

The pro forma adjustments are based upon available information and assumptions that management believes reasonably reflect the HHI Group Acquisition and the related financing; Compass; the refinancing of the 10.625% Notes with the 7.875% Notes; the issuance of the Insurance Notes; the issuance of the Tack-On Notes; the issuance of the Spectrum Brands New Term Loans and related extinguishment of the 9.5% Notes; the FGL IPO, the issuance of the January 2014 Senior Notes, Preferred Share Conversion, the Debt Exchange, and  the September 2014 Notes. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations or our consolidated financial position would have been had the transactions described above been consummated, and other identified events occurred on the date assumed, nor are they necessarily indicative of our future consolidated results of operations or financial position.

Harbinger Group Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2014
(Amounts in millions)

	Historical	Pro Forma Adjustments
	Harbinger Group Inc.	September 2014 Notes	Notes	Pro Forma Combined
ASSETS
Investments:
Fixed maturities	$16,767.1	$—		$16,767.1
Equity securities	760.7	—		760.7
Derivatives	324.7	—		324.7
Asset-backed loans	724.3	—		724.3
Other invested assets	174.3	—		174.3
Total investments	18,751.1	—		18,751.1
Cash and cash equivalents	1,455.9	196.6	13(a)	1,652.5
Receivables, net	664.9	—		664.9
Inventories, net	746.7	—		746.7
Accrued investment income	159.9	—		159.9
Reinsurance recoverable	2,393.7	—		2,393.7
Deferred tax assets	145.9	—		145.9
Properties, including oil and gas natural properties, net	924.5	—		924.5
Goodwill	1,539.1	—		1,539.1
Intangibles, including deferred acquisition costs and value of business acquired, net	2,664.8	—		2,664.8
Other assets	438.7	3.4	13(b)	442.1
Total assets	$29,885.2	$200.0		$30,085.2

LIABILITIES AND EQUITY

Insurance reserves:
Contractholder funds	$16,217.9	$—		$16,217.9
Future policy benefits	3,671.0	—		3,671.0
Liability for policy and contract claims	61.0	—		61.0
Fund withheld from reinsurers	38.1	—		38.1
Total insurance reserves	19,988.0	—		19,988.0
Debt	5,303.4	200.0	13(d)	5,503.4
Accounts payable and other current liabilities	899.9	—		899.9
Employee benefit obligations	87.4	—		87.4
Deferred tax liabilities	522.2	—		522.2
Other liabilities	733.6	—		733.6
Total liabilities	27,534.5	200.0		27,734.5

Commitments and contingencies

Harbinger Group Inc. stockholders' equity:
Common stock	2.1	—		2.1
Additional paid-in capital	1,500.9	—		1,500.9
Accumulated deficit	(270.0)	—		(270.0)
Accumulated other comprehensive income	301.3	—		301.3
Total Harbinger Group Inc. stockholders' equity	1,534.3			1,534.3
Noncontrolling interest	816.4			816.4
Total permanent equity	2,350.7	—		2,350.7
Total liabilities and equity	$29,885.2	$200.0		$30,085.2

See accompanying notes to unaudited pro forma condensed combined financial statements.

Harbinger Group Inc. and Subsidiaries
 Unaudited Pro Forma Condensed Combined Statement of Operations
For The Year Ended September 30, 2013
 (Amounts in millions, except per share amounts)

	Historical	Pro Forma Adjustments
	Year Ended
	September 30, 2013
	Harbinger Group Inc.	HHI	Notes		Compass	Notes		Subsidiary Adjustments (1)	Notes		HGI Adjustments (2)	Notes		Pro Forma Combined
Revenues:
Net consumer product sales	$4,085.6	$226.2	3	(h)	$—			$—			$—			$4,311.8
Oil and natural gas	90.2	—			53.7	4	(g)	—			—			143.9
Insurance premiums	58.8	—			—			—			—			58.8
Net investment income	734.7	—			—			—			—			734.7
Net investment gains	511.6	—			—			—			—			511.6
Insurance and investment product fees and other	62.5	—			—			—			—			62.5
Total revenues	5,543.4	226.2			53.7			—			—			5,823.3
Operating costs and expenses:
Consumer products cost of goods sold	2,695.3	123.0	3	(a,h)	—			—			—			2,818.3
Oil and natural gas direct operating costs	44.0	—			27.0	4	(g)	—			—			71.0
Benefits and other changes in policy reserves	531.8	—			—			—			—			531.8
Selling, acquisition, operating and general expenses	1,220.5	15.3	3	(b,c,d,h)	14.4	4	(a,b,c,d)	3.7	9	(b)	—			1,253.9
Impairment of oil and natural gas properties	54.3	—			—			—			—			54.3
Amortization of intangibles	260.1	—			—			—			—			260.1
Total operating costs and expenses	4,806.0	138.3			41.4			3.7			—			4,989.4
Operating income	737.4	87.9			12.3			(3.7)			—			833.9
Interest expense	(511.9)	(1.2)	3	(e)	(3.2)	4	(e)	153.0	7	(b),8(b)	7.7	6 12	(b),11(b) (a),13(c)	(355.6)
Loss from the change in the fair value of the equity conversion feature of preferred stock	(101.6)	—			—			—			101.6	10	(a)	—
Other (expense) income, net	(5.6)	0.4	3	(h)	—			—			—			(5.2)
Income from continuing operations before income taxes	118.3	87.1			9.1			149.3			109.3			473.1
Income tax expense	187.3	8.7	3	(f,h)	—	4	(f)	—	7 9	(c),8(c) (c)	—	6 11 13	(b),10(b) (c),12(c) (e)	196.0
Net (loss) income	(69.0)	78.4			9.1			149.3			109.3			277.1
Less: Net (loss) income attributable to noncontrolling interest	(23.2)	32.0	3	(g)	—			66.4	9	(a)	—			75.2
Net (loss) income attributable to controlling interest	(45.8)	46.4			9.1			82.9			109.3			201.9
Less: Preferred stock dividends and accretion	48.4	—			—			—			(48.4)	10	(b)	—
Net (loss) income attributable to common and participating preferred stockholders	$(94.2)	$46.4			$9.1			$82.9			$157.7			$201.9

Net (loss) income per common share attributable to controlling interest:
Basic	$(0.67)													$1.01
Diluted	$(0.67)													$1.00

Weighted-average common shares
Basic	139.9													199.0
Diluted	139.9													202.1

(1) Other subsidiary adjustments include the full-period effect of the: (i) issuance of the Insurance Notes and (ii) issuance of the Spectrum Brands New Term Loans and related extinguishment of the 9.5% Notes, and (iii) FGL IPO.
(2) HGI adjustments include the full-period effect of the: (i) refinancing of the 10.625% Notes with the 7.875% Notes, (ii) issuance of the Tack-On Notes, (iii) issuance of the January 2014 Senior Notes, (iv) Preferred Share Conversion, (v) Debt Exchange, and (vi) issuance of the September 2014 Notes.

See accompanying notes to unaudited pro forma condensed combined financial statements.

Harbinger Group Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For The Nine Months Ended June 30, 2014
(Amounts in millions, except per share amounts)

	Historical	Pro Forma Adjustments
	Nine months ended
	June 30, 2014
	Harbinger Group Inc.	FGL IPO	Notes		HGI Adjustments (1)	Notes		Pro Forma Combined

Revenues:
Net consumer and other product sales	$3,255.5	$—			$—			$3,255.5
Oil and natural gas	112.3	—			—			112.3
Insurance premiums	42.0	—			—			42.0
Net investment income	618.5	—			—			618.5
Net investment gains	367.4	—			—			367.4
Insurance and investment product fees and other	54.9	—			—			54.9
Total revenues	4,450.6	—			—			4,450.6
Operating costs and expenses:
Cost of consumer products and other goods sold	2,096.4	—			—			2,096.4
Oil and natural gas direct operating costs	50.9	—			—			50.9
Benefits and other changes in policy reserves	696.3	—			—			696.3
Selling, acquisition, operating and general expenses	979.9	0.8	9	(b)	—			980.7
Impairment of oil and natural gas properties	81.0	—			—			81.0
Amortization of intangibles	121.5	—			—			121.5
Total operating costs and expenses	4,026.0	0.8			—			4,026.8
Operating income	424.6	(0.8)			—			423.8
Interest expense	(239.1)	—			(20.4)	11 13	(b),12(a) (c)	(259.5)
Loss from the change in the fair value of the equity conversion feature of preferred stock	(12.7)	—			12.7	10	(a)	—
Gain on contingent purchase price reduction	0.5	—			—			0.5
Other expense, net	(10.5)	—			0.7	12	(b)	(9.8)
Income from continuing operations before income taxes	162.8	(0.8)			(7.0)			155.0
Income tax expense	78.7	—	9	(c)	—	10 12	(d),11(c) (c),13(e)	78.7
Net income	84.1	(0.8)			(7.0)			76.3
Less: Net income attributable to noncontrolling interest	88.1	4.8	9	(a)	—			92.9
Net loss attributable to controlling interest	(4.0)	(5.6)			(7.0)			(16.6)
Less: Preferred stock dividends, accretion and loss on conversion	73.6	—			(73.6)	10	(b,c)	—
Net loss attributable to common and participating preferred stockholders	$(77.6)	$(5.6)			$66.6			(16.6)

Net loss per common share attributable to controlling interest:
Basic	$(0.52)							$(0.08)
Diluted	$(0.52)							$(0.08)

Weighted-average common shares
Basic	150.7							201.7
Diluted	150.7							201.7

(1) HGI adjustments include the full-period effect of the: (i) issuance of the January 2014 Senior Notes, (ii) Preferred Share Conversion, (iii) Debt Exchange, and (iv) issuance of the September 2014 Notes.

See accompanying notes to unaudited pro forma condensed combined financial statements.

HARBINGER GROUP INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
(Amounts in millions, except per share amounts)

(1) BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements have been prepared using the historical consolidated financial statements of HGI. The HHI Group Acquisition was accounted for using the acquisition method of accounting. The interest in Compass has been accounted for using the equity method of accounting, pursuant to a gross proportionate presentation, as HGI has significant influence but does not control Compass for consolidation purposes under U.S. GAAP. Accordingly, HGI has reflected 74.5% of Compass' assets, liabilities, revenues and expenses in its financial statements which is equal to its economic interest in Compass.

Since separate historical financial statements in accordance with U.S. GAAP have never been prepared for Compass, certain indirect expenses, as further described in Note 5, Excluded Costs - Joint Venture, were not allocated to Compass and have been excluded from the accompanying unaudited pro forma condensed combined financial statements.

(2) SIGNIFICANT ACCOUNTING POLICIES

The accounting policies for Compass and the HHI Group have been included in our historical consolidated financial statements for a portion of the year ended September 30, 2013. The oil and natural gas accounting policies were adopted on February 14, 2013 upon completion of Compass with EXCO, with the Compass' results of operations recorded in our consolidated statement of operations from that date forward. Additionally, the HHI Group's accounting policies and results of operations were included in our historical consolidated financial statements after the closing dates of December 17, 2012 and April 8, 2013, respectively, discussed in further detail below.

(3) HHI GROUP ACQUISITION—HISTORICAL AND PRO FORMA ADJUSTMENTS

Spectrum Brands acquired the HHI Group from Stanley Black & Decker, which includes (i) the equity interests of certain subsidiaries of Stanley Black & Decker engaged in the business and (ii) certain assets of Stanley Black & Decker used or held for use in connection with the business. A portion of the HHI Group Acquisition closed on December 17, 2012 (the First Closing) and a second portion closed on April 8, 2013, consisting of the purchase of certain assets of TLM Taiwan, which is involved in the production of residential locksets (the Second Closing), for a negotiated purchase price of $100.0.

(a)
HGI estimated that cost of sales increased during the first inventory turn subsequent to the acquisition date due to the sale of inventory that was adjusted to fair value in purchase accounting. For the year ended September 30, 2013, an increase of $31.0 to cost of sales that resulted from the sale of inventory adjusted to fair value in purchase accounting was eliminated from the historical results in the unaudited pro forma condensed combined statement of operations, as this amount is considered non-recurring.

(b)
Adjustment reflects increased depreciation expense of $0.4 for the period from October 1, 2012 to April 8, 2013 associated with the adjustment to record the HHI Group's property, plant and equipment at fair value.

(c)
Adjustment reflects increased amortization expense of $3.1 for the period from October 1, 2012 to April 8, 2013 associated with the adjustment to record the HHI Group's intangible assets at fair value.

(d)
HGI has incurred $36.9 for the year ended September 30, 2013 of transaction costs, primarily professional fees, in its historical financial results for the periods presented. These costs have been excluded from the unaudited pro forma condensed combined statements of operations, as these amounts are considered non-recurring.

(e)
The related financing from the HHI Group Acquisition resulted in substantial changes to HGI’s debt structure. The interest expense adjustments resulted in a net increase of approximately $1.2 for the year ended September 30, 2013. The pro forma adjustment to interest expense represents the expense for the period from October 1, 2012 to December 16, 2012, with the remaining related interest expense for the year ended September 30, 2013 reflected in our historical consolidated results of operations. The pro forma adjustment consists of the following:

	Interest Rate	Year Ended September 30, 2013
Term Loan Facility - USD ($700.0)	4.750%	$6.9
Term Loan Facility - CAD ($100.0)	5.000%	1.0
Senior Secured Notes, due 2020 ($520.0)	6.375%	6.9
Senior Secured Notes, due 2022 ($570.0)	6.625%	7.9
Amortization of debt issuance costs		1.1
Amortization of original issue discount		0.2
Total pro forma interest expense		24.0
Less: elimination of interest expense related to prior term loan facility		4.1
Less: elimination of interest expense related to the financing (1)		18.7
Pro forma adjustment to interest expense		$1.2

(1)
The costs associated with the financing  of the HHI Group Acquisition (which included the write-off of historical deferred financing costs, bridge financing fees and other financing costs) have been eliminated from the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2013, as these amounts are considered non-recurring.

LIBOR rates are currently below the interest rate floor for our variable rate debt arrangements, and hence, a 1/8% change in interest rates would not impact interest expense in the unaudited pro forma condensed combined statement of operations.

(f)
As a result of Spectrum Brands’ and the HHI Group’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided, no income tax has been provided related to the acquisition-related adjustments that impacted pretax income for the year ended September 30, 2013.

(g)
Adjustment reflects non-controlling interest in Spectrum Brands’ pro forma income from continuing operations resulting from the assumed HHI Group Acquisition and related debt transactions using a non-controlling interest factor of 40.8%.

(h)
The pro forma adjustments below relate to the results of the HHI Group's operations from October 1, 2012 to December 16, 2012 related to the First Closing and the results of the operations of the Second Closing from October 1, 2012 to April 8, 2013, both of which are not included within the historical results. The results of operations for the period from April 9, 2013 to September 30, 2013 are included in HGI's historical results.

	First Closing	Second Closing	Total
	Period from October 1, 2012 to December 16, 2012	Period from October 1, 2012 to April 8, 2013	Adjustments Related to the First Closing and Second Closing
Net sales	$191.8	$34.4	$226.2
Cost of goods sold	123.3	30.7	154.0
Selling, general and administrative expenses	44.1	4.6	48.7
Other income	—	0.4	0.4
Tax expense (1)	8.9	(0.2)	8.7

(1)
The tax adjustment for the period from October 1, 2012 to December 16, 2012 was computed using a combined federal and state effective tax rate of 36.5% based on the domestic effective tax rate reflected in HHI Group's results for the period ended September 29, 2012.

(4) PRO FORMA ADJUSTMENTS — COMPASS

(a)
HGI has incurred $9.2 of transaction costs for the year ended September 30, 2013. These costs have been excluded from the unaudited pro forma condensed combined statement of operations as these costs are considered non-recurring.

(b)
Pro forma adjustment to provide depreciation, depletion and amortization of $19.8 for the period from October 1, 2012 to February 13, 2013, based on pro forma fair values attributable to the amortizable full cost pool and historical oil and natural gas production for such period.

(c)
Pro forma adjustment to reflect accretion of the discount of $0.6 attributable to asset retirement obligations for the period from October 1, 2012 to February 13, 2013, with respect to the asset retirement obligations attributable to Compass.

(d)
Pro forma adjustment of $3.2 to reflect general and administrative costs for the period from October 1, 2012 to February 13, 2013, for estimated contractual reimbursements to EXCO pursuant to an Administrative Services Agreement, or ASA, and other direct general and administrative expenses to Compass stipulated in the ASA.

(e)
Pro forma adjustment to reflect interest expense of $3.2 for the period from October 1, 2012 to February 13, 2013 as if the revolving credit facility and the initial borrowing under the facility had taken place on October 1, 2012 and was outstanding for the entire period, based on an interest rate of 2.7%. This amount includes amortization of deferred financing costs incurred in connection with the revolving credit facility of $0.4. An increase or decrease of 1/8% in the assumed interest rate of the credit facility for the period from October 1, 2012 to February 13, 2013 would impact pro forma interest expense by $0.3 for the year ended September 30, 2013.

(f)
Compass is not directly subject to federal income taxes. Instead, its taxable income or loss is allocated to its individual partners, and will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided.

(g)	Pro forma adjustment to reflect the historical revenues and direct operating expenses for Compass for the period from October 1, 2012 to February 13, 2013.

(5) EXCLUDED COSTS — COMPASS

Prior to the formation of Compass, Compass' properties were part of a much larger organization where indirect general and administrative expenses, interest, income taxes, and other indirect expenses were not allocated to Compass' properties and have therefore been excluded from the unaudited pro forma condensed combined financial statements.

(6) PRO FORMA ADJUSTMENTS— 7.875% NOTES AND TACK-ON NOTES

(a)
In December 2012, HGI issued the 7.875% Notes and used part of the proceeds of the offering to accept for purchase $500.0 aggregate principal amount of its 10.625% Notes pursuant to a tender offer and subsequent redemption for the 10.625% Notes. Under the terms of the 10.625% Notes, HGI redeemed these Notes at 100% of the principal amount plus a breakage fee, plus accrued and unpaid interest. In connection with the 7.875% Notes in December 2012, HGI recorded $58.9 of charges to "Interest Expense” in the audited consolidated statements of operations for the year ended September 30, 2013, consisting of $45.7 of cash charges for fees and expenses related to the issuance of the 7.875% Notes, $0.2 of cash charges related to the remaining $2.0 aggregate principal amount of the Company's 10.625% Notes, and $13.0 of non-cash charges for the write down of debt issuance costs and net unamortized discount. These costs have been excluded from the unaudited pro forma condensed combined financial statements as these amounts are considered non-recurring.

In connection with the 7.875% offering, the Company recorded $20.0 of deferred financing fees during the year ended September 30, 2013.

In addition to the above, in July 2013, HGI issued an incremental $225.0 aggregate principal amount of the 7.875% Notes due 2019. The Tack-On Notes were issued at a premium of 101.5%. In connection with the Tack-On Notes offering, the Company recorded $5.1 of deferred financing fees during the year ended September 30, 2013.

The expected increase in the interest expense related to the issuance of the 7.875% Notes and the Tack-On Notes for the year ended September 30, 2013 was calculated as follows:

Year Ended
September 30, 2013
Estimated expense on 7.875% Notes	$55.1
Amortization of original issue discount on 7.875% Notes	0.5
Amortization of debt issuance costs on 7.875% Notes	2.4
Estimated expense on Tack-On Notes	17.7
Amortization of original issue premium on Tack-On Notes	(0.5)
Amortization of debt issuance costs on Tack-On Notes	0.7
Total pro forma annual interest expense	75.9
Less: Elimination of historical interest expense	61.2
Pro forma adjustment to interest expense	$14.7

(b)
The increase in pro forma interest expense for the 7.875% Notes and New Notes will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided.

(7) INSURANCE NOTES

On March 22, 2013, HGI announced that a wholly-owned subsidiary of FGL, F&G, issued $300.0 aggregate principal amount of 6.375% Senior Notes due 2021. The notes were priced at par with a coupon of 6.375%, and will mature on April 1, 2021. F&G used the net proceeds from this offering to (i) pay a dividend of $73.0 to HGI, (ii) purchase a $195.0 surplus note from Fidelity & Guaranty Life Insurance Company ("FGLIC") and (iii) retained the remainder for general corporate purposes.

(a)
The deferred financing fees associated with the Insurance Notes were $10.2. The pro forma adjustment related to the annual amortization of the deferred financing fees for the year ended September 30, 2013 was $3.0.

(b)	The expected increase in the interest expense related to the issuance of the Insurance Notes for the year ended September 30, 2013 was calculated as follows:

Year Ended
September 30, 2013
Estimated expense on Insurance Notes	$19.1
Amortization of debt issuance costs on Insurance Notes	3.0
Total pro forma annual interest expense	22.1
Less: Elimination of historical interest expense	11.5
Pro forma adjustment to interest expense	$10.6

(c)
The increase in pro forma interest expense for the Insurance Notes will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided.

(8) SPECTRUM BRANDS NEW TERM LOANS

On September 4, 2013, HGI announced that Spectrum Brands issued new term loans in two tranches in the aggregate principal amount of $1,150.0. Tranche A was issued in the aggregate principal amount of $850.0, and Tranche C was issued in the aggregate principal amount of $300.0. Tranche A will bear interest at a rate of 3.0% and mature on September 4, 2017. Tranche C will bear interest at a rate of 3.625% and mature on September 4, 2019. The Spectrum Brands New Term Loans were priced at 99.5% of par. The Tranche B Loans are reflected in our historical audited consolidated financial statements. Spectrum Brands used the net proceeds from this offering (i) to fund the consummation of the previously announced cash tender offer and consent solicitation to purchase all of its outstanding 9.5% Notes due 2018, (ii) to fund the satisfaction and discharge with respect to the 9.5% Notes not tendered in the above mentioned tender offer and consent solicitation and (iii) retained the remainder for working capital and general corporate purposes.

(a)
The deferred financing fees associated with the Spectrum Brands New Term Loans were $16.4. The pro forma adjustment related to the amortization of the deferred financing fees for the year ended September 30, 2013 was $3.4.

(b)
The interest expense adjustments for the period from October 1, 2012 to September 3, 2013 resulted in a net decrease of $163.6 for the fiscal year ended September 30, 2013. The adjustment consists of the following:

		Year Ended
	Interest Rate	September 30, 2013
Spectrum Brands New Term Loans - Tranche A ($850.0)	3.0%	$23.4
Spectrum Brands New Term Loans - Tranche C ($300.0)	3.625%	10.0
Amortization of debt issuance costs		3.4
Amortization of original issue discount		1.2
Total pro forma interest expense		38.0
Less: elimination of interest expense related to 9.5% Notes		79.4
Less: elimination of one-time interest expense items related to the financing		122.2
Pro forma adjustment to interest expense		$(163.6)

LIBOR rates are currently below the interest rate floor for Spectrum Brands' variable rate debt arrangements, and hence, a 1/8% change in interest rates would not impact interest expense in the unaudited pro forma condensed combined statement of operations.

(c)
As a result of HGI and Spectrum Brands' existing income tax loss carryforwards in the U.S., for which valuation allowances have been established, no income tax adjustments have been provided related to the Spectrum Brands New Term Loans.

(9) FGL IPO

In December 2013, FGL, a wholly-owned subsidiary of the Company, completed an initial public offering of 9,750,000 shares of common stock, and the underwriters exercised their option to purchase from the Company an additional 1,462,500 shares of common stock, at a price of $17.00 per share. FGL used a portion of the proceeds to pay HGI a special dividend equal to $43.0 or 25% of the net proceeds from the FGL IPO (this dividend is eliminated in consolidation). The remainder of the proceeds was used for working capital and other corporate purposes. Outstanding shares and ownership of FGL after considering the FGL IPO is summarized in the following table:

	Shares Issued
	Shares in millions	Percent
Shares owned by HGI	47.0	80.7%
New investors	11.2	19.3%
Total	58.2	100.0%

(a)
The adjustments to net income attributable to noncontrolling interest reflects the new investors' portion of FGL's net income for the year ended September 30, 2013 and the three months ended December 31, 2013, are calculated as follows:

	Year ended September 30, 2013	Three months ended December 31, 2013
Net income from FGL (1)	$347.7	$42.7
Pro-forma adjustments to net income from FGL:
Additional stock-based compensation	(3.7)	(0.8)
Pro-forma net income from FGL	344.0	41.9
New investors ownership in FGL	19.3%	19.3%
Net income attributable to noncontrolling interest	66.4	8.1
Less: income attributable to noncontrolling interest for period subsequent to the FGL IPO	—	3.3
Adjustment to net income attributable to noncontrolling interest	$66.4	$4.8
__________
(1)	The historical financial results for HGI is inclusive of net income from FGL for the year ended September 30, 2013, and the three months ended December 31, 2013.

(b)
In connection with this offering, 171,294 restricted stock awards, 249,240 non-qualified stock options and 468,975 performance-based restricted stock units were granted to certain members of management. These awards will each vest over a three year period. The restricted stock and restricted stock unit awards were fair valued based on the grant price. The non-qualified stock option value was estimated using the Black-Scholes option pricing model using the following assumptions:

●	Strike price of $17.00.
●	Volatility and expected term assumptions were 25% and 4.5 years, respectively.
●	Dividend rate of 1.5%.
●	Risk-free rate of 1.4%.

Total estimated grant date fair value of the restricted stock awards, restricted stock units and non-qualified stock options is $2.9, $8.0 and $0.8, respectively, of which approximately $0.9, $2.6 and $0.2, respectively, will be expensed in year one (a total of $3.7). For the nine months ended June 30, 2014, $0.8 of such amortization was expensed relating to the period prior to the FGL IPO.

(c)
The proforma adjustments related to the FGL IPO will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided.

(10) PREFERRED SHARE CONVERSION

On May 15th, 2014, HGI completed the conversion of its issued and outstanding shares of the Series A Preferred Stock and Series A-2 Participating Convertible Preferred Stock to common stock of the Company, par value $0.01 per share. The Company issued an aggregate of 59.1 million shares of Common Stock pursuant to the Preferred Share Conversion. Following the Preferred Share Conversion, the Company had one Preferred Share outstanding and 207.6 million shares of Common Stock outstanding.

(a)
Pro forma adjustments to reverse the losses due to the change in the fair value of the equity conversion feature of the preferred stock of $101.6 for the year ended September 30, 2013, and $12.7 for the nine months ended June 30, 2014, had the Company’s outstanding Preferred Stock been redeemed on October 1, 2012.

(b)
Total expense which was reversed in relation to preferred stock dividends and accretion as a result of Preferred Share Conversion was $48.4 for the year ended September 30, 2013 and $29.7 for the nine months ended June 30, 2014.

(c)
As of the date of the transaction, the company recorded a loss due to the difference in the carrying value of the preferred stock and the fair value of the common stock of $43.9. These costs have been excluded from the unaudited pro forma condensed combined statement of operations as these costs are considered non-recurring.

(d)
The reversal of losses, preferred stock dividends and accretion as a result of Preferred Share Conversion will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided.

(11) JANUARY 2014 SENIOR NOTES

In January 2014, HGI issued $200.0 aggregate principal amount of senior unsecured notes due 2022. The coupon rate on the unsecured notes is 7.75% and HGI recorded $5.6 of deferred financing fees during the nine months ended June 30, 2014.

(a)	The pro forma adjustment related to the amortization of the deferred financing fees for the year ended September 30, 2013 and the nine months ended June 30, 2014 was $0.5 and $0.4, respectively.

(b)
The expected increase in the interest expense related to the issuance of the January 2014 Senior Notes for the year ended September 30, 2013, and the nine months ended June 30, 2014, was calculated as follows:

	Year Ended	Nine Months Ended
	September 30, 2013	June 30, 2014
Estimated expense on January 2014 Senior Notes	$15.5	$11.6
Less: Historical interest expense on January 2014 Senior Notes	—	(7.1)
Amortization of debt issuance costs on the January 2014 Senior Notes	0.5	0.4
Total pro forma interest expense	$16.0	$4.9

(c)
The increase in pro forma interest expense for the unsecured notes will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided.

(12) DEBT EXCHANGE

HGI completed the exchange of $350.0 aggregate principal amount of 7.750% senior unsecured notes due 2022 for $320.6 of its outstanding 7.875% Senior Secured Notes due 2019.

(a)
The expected increase in the interest expense related to the exchange of the Additional Senior Notes for the 7.875% Notes for the year ended September 30, 2013, and the nine months ended June 30, 2014 was calculated as follows:

	Year Ended	Nine Months Ended
	September 30, 2013	June 30, 2014
Estimated expense on the Additional Senior Notes	$27.1	$20.3
Less: Estimated expense on the 7.875% Notes exchanged	(25.2)	(18.9)
Amortization of debt issuance costs	2.9	2.4
Less: Amortization of original issue debt issuance costs on the 7.875% Notes exchanged	(3.1)	(2.5)
Amortization of original issue discount on the Additional Senior Notes	2.9	2.3
Total Pro forma interest expense	$4.6	$3.6

(b)
In connection with the Additional Senior Notes, the company incurred $0.7 of debt issuance costs, which have been excluded from the unaudited pro forma condensed combined financial statements as these amounts are considered non-recurring.

(c)
The increase in pro forma interest expense for the Debt Exchange will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided.

(13) SEPTEMBER 2014 NOTES

HGI plans to issue $200.0 of 7.75% senior unsecured notes due 2022. The unaudited pro forma condensed combined financial statements assume the issue price of the September 2014 Notes will be at par. HGI intends to use the proceeds of the offering for working capital and general corporate purposes, including the financing for future acquisitions and increasing the Company’s ability to make certain restricted payments, such as repurchases of the Company's common stock.

(a)	The $196.6 net adjustment to cash related to the September 2014 Notes is reflective of the following adjustments:

September 2014 Notes
Issuance of September 2014 Notes	$200.0
Deferred financing fees	(3.4)
Pro forma adjustment	$196.6

(b)
The deferred financing fees associated with the September 2014 Notes are expected to be $3.0. The pro forma adjustment related to the annual amortization of the deferred financing fees for the year ended September 30, 2013  and the nine months ended June 30, 2014 was $0.3 and $0.3, respectively.

(c)
The expected increase in the interest expense related to the issuance of the September 2014 Notes for the year ended September 30, 2013 and the nine months ended June 30, 2014 was calculated as follows:

	September 2014 Notes
	Year Ended September 30, 2013	Nine Months Ended June 30, 2014
Estimated expense on the September 2014 Notes	$15.5	$11.6
Amortization of debt issuance costs on the September 2014 Notes	0.4	0.3
Total pro forma interest expense	$15.9	$11.9

(d)	Represents the pro forma impact on debt for the September 2014 Notes of $200.0.

(e)
The increase in pro forma interest expense for the September 2014 Notes will not have an impact on HGI’s current and deferred tax position due to HGI’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided.

(14) EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

	Year ended September 30, 2013	Nine months ended June 30, 2014
Net income (loss) attributable to common stockholders	$201.9	$(16.6)

Net income (loss) attributable to common shares - basic	$201.9	$(16.6)

Historical weighted average common shares outstanding - basic	139.9	150.7
Pro forma effect of Preferred Share Conversion	59.1	51.0
Pro forma common shares outstanding - basic	199.0	201.7
Dilutive effect of unvested restricted stock and restricted stock units	2.5	—
Dilutive effect of stock options	0.6	—
Pro forma common shares outstanding - diluted	202.1	201.7

Net income per common share attributable to controlling interest:
Pro forma Basic	$1.01	$(0.08)
Pro forma Diluted	$1.00	$(0.08)